Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Global Future City Holding Inc.

We hereby consent to the use, in this Amendment No. 1 to Registration Statement on Post-Effective Amendment No. 3 of Global Future City Holding Inc. on Form S-1, of our report dated April 13, 2016, related to the consolidated financial statements of Global Future City Holding Inc. and subsidiaries as of December 31, 2015 and 2014, and for the years then ended.

We also consent to the references to us in the Experts section of this Registration Statement.

/s/ dbbmckennon

Newport Beach, California

July 22, 2016